DYNAMIC MATERIALS REPORTS FOURTH QUARTER
                      AND FULL-YEAR 2005 FINANCIAL RESULTS

Selected Highlights

    * Strong fourth quarter bookings push year-end backlog in the Explosive Metalworking segment to an all-time high of $42 million, up 23% from end of Q3

    * Fourth quarter net income advances 50% to $3.5 million on 16% increase in revenue versus comparable 2004 period

    *  Full-year net income increases 266% on 46% increase in revenue versus
       2004

    * Company plans major expansion of Pennsylvania Explosive Metalworking facility

    *  Board declares annual dividend of $0.15 per share

BOULDER, Colo., Feb. 28 /PRNewswire-FirstCall/ -- Dynamic Materials Corporation
(DMC) (Nasdaq: BOOM), a leading provider of explosion-welded clad metal plates and associated services, today reported financial results for its fourth quarter and full fiscal year ended December 31, 2005.


Fourth quarter sales increased 16% to $23.2 million versus $20.0 million in the fourth quarter last year, and increased 14% from sales of $20.2 million in this year's third quarter. Income from operations increased 67% to $5.2 million versus $3.1 million in last year's fourth quarter. Operating income was up 18% versus the $4.4 million reported in the third quarter.


Net income improved 50% to $3.5 million, or $0.28 per diluted share, versus net income of $2.3 million, or $0.20 per diluted share, in the fourth quarter last year. Sequentially, fourth quarter net income increased 10% versus net income of $3.2 million, or $0.26 per diluted share, in this year's third quarter. The earnings-per-share and shares outstanding figures from prior quarters have been adjusted to reflect the company's fourth quarter 2005 two-for-one stock split. Actual shares outstanding at December 31, 2005 was 11,758,920.


Explosive Metalworking


Fourth quarter sales in the company's Explosive Metalworking segment increased 17% to $22.2 million from $18.9 million in last year's fourth quarter, and were up 16% versus sales of $19.2 million in the third quarter. Operating income increased 77% to $5.1 million from $2.9 million in the comparable period last year, and was up 23% from the $4.1 million reported in the third quarter. The segment ended the quarter with an all-time high order backlog of $42.0 million, up 23% from $34.1 million reported at the end of the third quarter.


AMK Welding


The company's AMK Welding segment recorded sales of $1.0 million, flat versus sales of $1.0 million in last year's comparable quarter and down slightly from $1.1 million in the prior quarter. Fourth quarter operating income at AMK was $123,000 versus $235,000 in the fourth quarter last year and $258,000 in this year's third quarter. During the fourth quarter, AMK announced it had entered into a five-year supply agreement with a manufacturer of ground-based power turbines. Sales associated with the contract have been impacted by late-stage design modifications.


2005 Full-Year Results


For the full fiscal year, sales increased 46% to $79.3 million compared with sales of $54.2 million in 2004. Full-year net income advanced 266% to $10.4 million, or $0.86 per diluted share, versus net income of $2.8 million, or $0.27 per diluted share, during the prior year. Last year's net income was impacted by a loss from discontinued operations of $1.6 million, or $0.14 per diluted share, associated with the company's former Spin Forge division.


Full-year sales in the Explosive Metalworking segment were $75.6 million, up 47% versus $51.4 million in 2004. Operating income increased 129% to $15.2 million compared with $6.6 million during the prior year.

AMK Welding's full-year sales increased 33% to $3.7 million compared with $2.8 million during 2004. Operating income improved 118% to $608,000 compared with $279,000 in the prior year.


Cash, cash equivalents and marketable securities at December 31, 2005, increased to $7.7 million from $2.4 million at the end of 2004. Stockholders' equity increased 74% during the same period to $34.9 million from $20.1 million. Outstanding bank lines of credit and term debt were reduced to $2.8 million from $9.3 million at the end of the prior year.


Management Commentary


Yvon Cariou, president and CEO, said, "The fourth quarter represented a strong finish to what was a very solid year for Dynamic Materials. Robust order volume during the month of December pushed our year-end order backlog for explosion-welded plates to $42.0 million. This backlog exceeds our previous all-time high by a wide margin and is a clear indication of the demand we are seeing from within our global target markets."


Rick Santa, chief financial officer, said the fourth quarter was positively impacted by shipments associated with a $5.3 million order for a nickel hydrometallurgy project in New Caledonia and initial deliveries on the $6.0 million Kuwait Olefins contract announced in August of last year. "Shipments for the New Caledonia project are largely complete, and we expect most of the $1.1 million remaining on the Kuwait order to ship in the first quarter. Deliveries on the recent $7.5 million North American refinery order commenced during January and will continue through the first half of 2006."


Capital Expansion


The company intends to make significant investments in additional production capacity at both of its divisions in anticipation of continued growth. Cariou said, "Our original 2006 capital expenditures budget of $4.5 million represents a more than 50% increase from what we spent in 2005 and has been augmented by recent board approval to spend up to an additional $8 million on the expansion of our explosion welding facility in Mount Braddock, Pennsylvania. We invested approximately $7.1 million in the original construction of this plant in 1999, so this clearly represents a major expansion initiative. We hope to complete this expansion project during the first half of 2007."


Santa said the capital expenditures will be funded with cash flow from operations. "Our strong cash flow performance is allowing us to invest in new capacity while we simultaneously reinforce our balance sheet and increase our annual dividend by 50%."


Annual Dividend


DMC's board of directors has declared a cash dividend of $0.15 per share. This represents a 50% increase from the dividend paid last year. The dividend will be paid on March 22, 2006 to stockholders of record as of March 10, 2006.


About Dynamic Materials Corporation


Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company. Its products include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including petrochemicals, refining, hydrometallurgy, aluminum smelting and shipbuilding. The company operates two business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse dissimilar metals and alloys, and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the company's website at www.dynamicmaterials.com.


Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, the following: the ability to obtain new contracts at attractive prices; the size and timing of customer orders; fluctuations in customer demand; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at the company's facilities; the availability and cost of funds; and general economic conditions, both domestically and abroad; as well as the other risks detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 2004.

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except Per Share Data)
                                   (unaudited)

                                   Three months ended     Twelve months ended
                                      December 31,            December 31,
                                    2005        2004        2005        2004
    NET SALES                     $23,167     $19,950     $79,291     $54,165

    COST OF PRODUCTS SOLD          15,865      14,696      55,856      40,559

         Gross profit               7,302       5,254      23,435      13,606

    COSTS AND EXPENSES:
       General and
        administrative
        expenses                    1,325       1,233       4,051       3,335
       Selling expenses               772         912       3,616       3,383

         Total costs and
          expenses                  2,097       2,145       7,667       6,718

    INCOME FROM OPERATIONS OF
     CONTINUING OPERATIONS          5,205       3,109      15,768       6,888

    OTHER INCOME (EXPENSE):
       Other income
        (expense), net                (15)          6          (7)          7
       Interest expense, net           55        (198)       (156)       (531)

         INCOME BEFORE INCOME TAXES
          AND DISCONTINUED
          OPERATIONS                5,245       2,917      15,605       6,364

    INCOME TAX PROVISION            1,788         619       5,233       1,961

    INCOME FROM CONTINUING
     OPERATIONS BEFORE
     DISCONTINUED
     OPERATIONS                     3,457       2,298      10,372       4,403

    DISCONTINUED OPERATIONS:
       Loss from operations
        of discontinued
        operations, net of
        tax                            --          --          --        (783)
       Loss on sale of
        discontinued
        operations, net of
        tax                            --          --          --        (787)

         Loss from discontinued
          operations                   --          --          --      (1,570)

    NET INCOME                     $3,457      $2,298     $10,372      $2,833

    INCOME PER SHARE - BASIC:
       Continuing operations        $0.29       $0.22       $0.92       $0.43
       Discontinued operations         --          --          --       (0.15)

       Net Income                   $0.29       $0.22       $0.92       $0.28

    INCOME PER SHARE -
     DILUTED:
       Continuing operations        $0.28       $0.20       $0.86       $0.41
       Discontinued operations         --          --          --       (0.14)

       Net Income                   $0.28       $0.20       $0.86       $0.27

    WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING -
       Basic                   11,731,186  10,415,530  11,290,053  10,269,080
       Diluted                 12,186,659  11,378,990  12,086,884  10,968,090

    DIVIDENDS DECLARED PER
     COMMON SHARE                     $--         $--       $0.10         $--



                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2005 AND 2004
                             (Dollars in Thousands)
                                   (unaudited)

    ASSETS                                           2005              2004

    Cash and cash equivalents                       $5,763            $2,404
    Marketable securities                            1,950                --
    Accounts receivable, net                        15,576            13,936
    Inventories                                     11,869             8,000
    Other current assets                             1,394             1,906

        Total current assets                        36,552            26,246

    Property, plant and equipment, net              12,572            11,844
    Deferred tax asset                               2,049                --
    Other long-term assets                           5,367             5,663

    Total assets                                   $56,540           $43,753

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts payable                                $7,278            $6,041
    Other current liabilities                        6,987             4,519
    Bank lines of credit                                --             3,216
    Current portion of long-term debt                  573             3,186

        Total current liabilities                   14,838            16,962

    Long-term debt                                   2,221             2,906
    Other long-term liabilities                      4,526             3,815
    Stockholders' equity                            34,955            20,070

    Total liabilities and stockholders' equity     $56,540           $43,753

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                             (Dollars in Thousands)
                                   (unaudited)

                                                     2005               2004
    CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                    $10,372            $2,833
      Adjustments to reconcile net income
       to net cash provided by operating
       activities -
        Loss from discontinued operations                --             1,570
        Depreciation and amortization                 1,527             1,387
        Amortization of capitalized debt
         issuance costs                                  41                79
        Provision for deferred income taxes          (1,431)            1,181
        Tax benefit related to stock options          3,728               311
        Change in working capital, net               (2,599)           (2,817)

      Net cash flows provided by continuing
       operations                                    11,638             4,544
      Net cash flows used in discontinued
       operations                                        --            (1,434)

          Net cash flows provided by operating
           activities                                11,638             3,110

    CASH FLOWS FROM INVESTING ACTIVITIES:
      Payment received on other receivable            1,016               580
      Release of restricted cash from bond
       proceeds                                          --               190
      Acquisition of property, plant and
       equipment                                     (2,848)           (1,138)
      Change in other non-current assets                288                (6)
      Investment in marketable securities            (1,950)               --
      Investing activities of discontinued
       operations                                        --               (45)

          Net cash flows used in investing
           activities                                (3,494)             (419)

    CASH FLOWS FROM FINANCING ACTIVITIES:
      Borrowings / (repayments) on lines of
       credit, net                                   (3,291)            1,291
      Payments on long-term debt                     (1,818)           (2,813)
      Payment of dividends                           (1,155)               --
      Net proceeds from issuance of common
       stock                                          1,555               889
      Other cash flows from financing
       activities                                        47              (264)

          Net cash flows used in financing
           activities                                (4,662)             (897)

    EFFECTS OF EXCHANGE RATES ON CASH                  (123)               88

    NET INCREASE IN CASH AND CASH
     EQUIVALENTS                                      3,359             1,882

    CASH AND CASH EQUIVALENTS, beginning
     of the period                                    2,404               522

    CASH AND CASH EQUIVALENTS, end of the
     period                                          $5,763            $2,404


SOURCE  Dynamic Materials Corporation
    -0-                             02/28/2006
    /CONTACT: Geoff High of Pfeiffer High Investor Relations, Inc., +1-303-393-7044, for Dynamic Materials Corporation/
    /Web site:  http://www.dynamicmaterials.com /
    (BOOM)